VARIABLE ANNUITY COMMODITIES STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Face

Market

Face

Market

Amount

Value

Amount

Value

FEDERAL AGENCY DISCOUNT NOTES 1.6%

Lehman Brothers Holdings, Inc.

Federal Farm Credit Bank

issued 03/31/08 at 1.15% due

1.63% due 04/01/08

$

1,000,000 $

________

1,000,000

04/01/08

$

7,693,646 $

________

7,693,646

Total Federal Agency Discount Notes

Total Repurchase Agreements

(Cost $1,000,000)

________

1,000,000

(Cost $31,663,082)

__________

31,663,082

Shares

SECURITIES LENDING COLLATERAL 5.5%

EXCHANGE TRADED FUNDS 5.4%

Investment in Securities Lending

iShares S&P GSCI

Short Term

Commodity Indexed

Investment Portfolio held by U.S.

Trust*†

58,544

________

3,387,356

Bank

3,458,700

3,458,700

Total Securities Lending Collateral

Total Exchange Traded Funds

(Cost $3,458,700)

3,458,700

(Cost $3,116,674)

________

3,387,356

Total Investments 102.6%

(Cost $55,168,727)

$

__________

64,519,119

Face

Liabilities in Excess of Other

Amount

Assets – (2.6)%

$

(1,617,769)

STRUCTURED NOTES††

39.8%

Net Assets – 100.0%

$

62,901,350

S&P GSCI Total Return Linked

Notes 5.34% due 09/30/08

$

8,309,869

14,506,371

*

Non-Income Producing Security.

S&P GSCI Total Return Linked

All or a portion of this security is on loan at March 31,

Notes 4.24% due 01/22/09

5,000,000

6,430,000

†

2008.

Structured Notes are leveraged, providing an exposure to

S&P GSCI Total Return Linked

the underlying benchmark of three times the face amount.

Notes 2.76% due 03/14/09

2,000,000

1,939,400

The total exposure to the Goldman Sachs Commodity

S&P GSCI Total Return Linked

††

Index is $51,929,607 as of March 31, 2008

Notes 4.59% due 11/14/08

1,000,000

1,331,620

S&P GSCI Total Return Linked

Notes 2.50% due 03/27/09

1,000,000

________

802,590

Total STRUCTURED NOTES

(Cost $19,388,971)

________

25,009,981

REPURCHASE AGREEMENTS

50.3%

Collateralized by U.S. Treasury

Obligations

UBS, Inc. issued 03/31/08 at

1.29% due 04/01/08

8,473,784

8,473,784

Mizuho Financial Group, Inc.

issued 03/31/08 at 1.30%

due 04/01/08

7,747,826

7,747,826

Morgan Stanley issued

03/31/08 at 1.35% due

04/01/08

7,747,826

7,747,826

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